PROMISSORY NOTE - LINE OF CREDIT

U.S. $3,000,000.00    December 22, 2016

FOR VALUE RECEIVED, Tecogen Inc., a corporation organized under the laws of Delaware (“Borrower”), with offices located at 45 First Avenue, Waltham, Massachusetts 02451, agrees to pay to John N. Hatsopoulos (“Lender”), residing at 3 Woodcock Lane, Lincoln, Massachusetts 01773, or order, the principal sum of Three Million U.S. Dollars ($3,000,000), or so much of that sum as may be advanced under this Revolving Line of Credit Agreement between Borrower and Lender, as amended from time to time (the “Credit Agreement”), through May 25, 2018 (the “Maturity Date”), together with interest from the date hereof on the unpaid principal balance according to the terms of this Credit Agreement, until repaid in full.

1.
Credit. To draw on this Credit Agreement, Borrower shall notify the Lender in writing of its intent to draw on this Credit Agreement. In such notice, Borrower must state an amount it wishes to withdraw and a date it desires to receive such funds. Upon receiving such notice, the Lender shall within 3 business days of the date requested, by check or wire transfer in U.S. Dollars, pay to the Borrower such amount requested.

2.	Interest. Interest will be paid at a rate of Six Percent (6.00%) per annum (calculated on the basis of a 360-day year) (the “Rate”).

3.
Interest Payment. Interest is to be paid in advance on the first (1st) day of each quarter of the year, (March 31st, June 30th, September 30th, December 31st), (each, an “Interest Payment Date”) and shall be paid in cash.

4.
Payment at Maturity. The outstanding principal amount of this Line of Credit, together with all due and unpaid interest, shall be due and payable in cash on the date that is the earlier of (i) the third (3rd) anniversary of the date of this Credit Agreement or (ii) the next Business Day.

5.	Prepayment. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

6.
Default. In the event that any amount of principal hereof, or (to the extent permitted by applicable law) any interest hereon or any other amount payable hereunder is not paid in full when due (whether as scheduled, on demand, by acceleration or otherwise), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount to Lender, from the date such amount becomes due until the date such amount is paid in full, payable on demand of Lender at a rate per annum equal at all times to 12% per annum (the “Default Rate”). Additionally, and without limiting the foregoing, following the occurrence and during the continuance of any Event of Default (as defined below), at the option of Lender, the interest rate shall be the Default Rate. Such interest on overdue amounts shall be payable on demand. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Lender of any applicable rate of interest, and of any change therein, in the absence of manifest error shall be conclusive and binding on the parties hereto.

7.
Payment in general. Payment shall be made in lawful tender of the United States unconditionally in full without set-off, counterclaim or, to the extent permitted by applicable law, other defense, all of which rights of Borrower are hereby expressly waived by Borrower. All payments hereunder shall be made to Lender at Lender’s address set forth above (or to such other place as Lender shall designate in a written notice to Borrower), and, unless Borrower has obtained Lender’s written consent to another form of payment, such payment shall be made by wire transfer of immediately available funds by no later than 12:00 noon (Boston time) on the due date of the payment, in accordance with Lender’s payment instructions.

Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in Boston, Massachusetts.

8.	Borrower Representations. Borrower represents and warrants to Lender that:

a.
Organization and Powers. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Note.

b.
Authorization; No Conflict. The execution, delivery and performance by Borrower of this Note have been duly authorized by all necessary corporate action of Borrower and do not and will not (A) contravene the terms of the organizational documents of Borrower; or (B) result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which Borrower is a party or by which it or its properties may be bound or affected; or (C) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting Borrower.

c.	Binding Obligations. This Note constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

d.
Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other person or entity is required for the due execution, delivery or performance by Borrower of this Note.

9.
Lender Representations. Lender represents and warrants to Borrower that he currently has available and will keep available the funds necessary to supply the Borrower with the funds contemplated in this Credit Agreement.

10.	Miscellaneous.

a.
No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or any other right thereunder.

b.
Any notices or other communications required or permitted under this Note shall be sufficiently given if delivered personally, sent by registered or certified mail, postage prepaid, or sent by Federal Express or similar courier service to the other party at its address first set forth above or at such other address as either party may specify by written notice to the other party. Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) three business days after being sent, if sent by registered or certified mail; or (c) the next business day, if delivered by Federal Express or similar courier service.

c.
This Note shall be binding on Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of Lender, any future holder of this Note and their respective successors and assigns. Borrower may not assign or transfer this Note or any of its obligations hereunder without Lender’s prior written consent.

d.	This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

e.
Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the Federal courts of the United States sitting in the District of Massachusetts (collectively, the “Massachusetts Courts”), for the purpose of any action or proceeding arising out of or relating to this Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the Massachusetts Courts, and any objection on the ground that any such action or proceeding in any Massachusetts Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a Massachusetts Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

IN WITNESS WHEREOF, Borrower signing below by its duly authorized legal representative(s) has executed this Note as of the date first above mentioned.

AMERICAN DG ENERGY INC., (BORROWER)

By:    ____________________________
Name: Bonnie J. Brown
Title:    Chief Financial Officer

JOHN N. HATSOPOULOS (LENDER)

By:    ___________________________

Name: John N. Hatsopoulos
Title:    Chief Executive Officer